FOR IMMEDIATE RELEASE	NR08-18

DYNEGY ANNOUNCES SECOND QUARTER 2008 FINANCIAL RESULTS

•	Quarterly Adjusted EBITDA of $185 million down 14 percent period-over-period

•	Operational and commercial results were influenced by the realization of higher power prices, which was more than offset by:
	•	Midwest weather events, including flooding and a transmission line outage, which negatively impacted basis differentials and reduced overall demand in the Midwest
	•	Compressed Northeast and West realized spark spreads, which led to lower sales volumes

• Company reduces 2008 guidance estimates:
•	$955 million of Adjusted EBITDA
•	$510 million of Adjusted Cash Flow from Operations
•	$140 million of Adjusted Free Cash Flow

HOUSTON (August 7, 2008) – Dynegy Inc. (NYSE: DYN) today announced Adjusted EBITDA of $185 million compared to $215 million for the second quarter 2007. On a GAAP basis, which includes mark-to-market results for forward sales, the company had a net loss of $272 million for the second quarter 2008 compared to net income of $76 million for the second quarter 2007. This GAAP net loss was primarily driven by mark-to-market losses of $481 million ($293 million after tax), compared to mark-to-market gains of $57 million ($35 million after tax) in the second quarter 2007. Market prices for power rose significantly during the second quarter 2008, which caused mark-to-market losses to be recorded on certain forward power sales.

“The second quarter 2008 was a challenging quarter where external seasonal events offset our strong execution on the commercial front,” said Bruce A. Williamson, Chairman, President and Chief Executive Officer of Dynegy Inc. “Although prices rose during the quarter, the 2008 benefits of the increasing prices were offset by the impacts of Midwest floods, regional weather patterns and transmission congestion caused by a utility’s extended transmission line interruption, which limited our sales volumes in the Midwest region. During the second quarter, compressed spark spreads for our

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Dynegy Announces Second Quarter 2008 Financial Results

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intermediate and peaking facilities resulted in lower volumes, as did plant outages, which were necessary to help ready our plants to serve the markets heading into the summer months. Somewhat offsetting these external factors was a solid commercial execution, which enabled us to mitigate some of the impacts of these circumstances and capture overall higher prices for 2008.

“During the second quarter, we saw continued increases and higher volatility in the forward power markets, and our commercial teams have capitalized on the high prices seen in 2009 forwards in particular,” Williamson added. “We will continue to be active in the market as we work to identify additional opportunities in line with our commercial strategy of near-term execution as we see prices at attractive levels to capture value for our stockholders.”

A comparison of the company’s second quarter results period-over-period is set forth in the table below (in millions of dollars, except per share amounts). The non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are used by management to evaluate Dynegy’s business on an ongoing basis. Those measures are defined in the schedules that accompany this news release.

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Dynegy Announces Second Quarter 2008 Financial Results

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	Three Months Ended 06/30/2008	Three Months Ended 06/30/2007
	(unaudited)	(unaudited)

Basic Earnings (Loss) Per Share	$(0.32)	$0.09
Diluted Earnings (Loss) Per Share	$(0.32)	$0.09

Net Income (Loss)	$(272)	$76
Add Back:
Income Tax Expense (Benefit)	(186)	35
Interest Expense	108	84
Depreciation and Amortization Expense	93	89

EBITDA	(257)	284
Plus / (Less):
Gain on Sale of NYMEX Shares	(15)	—
Gain on Sale of Sandy Creek Ownership
Interest	(13)	—
Gain on Sale of Oyster Creek Ownership
Interest	(11)	—
Settlement of Kendall Toll	—	(31)
Minority Interest	—	9
Illinois Rate Relief	—	25
EBITDA from Discontinued Operations	—	(15)
Mark-to-Market Losses (Gains), Net	481	(57)

Adjusted EBITDA	$185	$215

Power Generation

Adjusted EBITDA from the power generation segments was $213 million for the second quarter 2008, compared to $255 million for the second quarter 2007. Adjusted Cash Flow from Operations for generation was $328 million for the six months ended June 30, 2008, while maintenance and environmental capital expenditures were $56 million and $94 million, respectively. Adjusted Cash Flow from Operations for generation was $413 million for the six months ended June 30, 2007, while maintenance and environmental capital expenditures were $52 million and $38 million, respectively. Adjusted Free Cash Flow from the power generation business was $178 million for the six months ended June 30, 2008, as compared to $323 million for the six months ended June 30, 2007.

Dynegy’s diversified power generation business includes three business segments: the Midwest, with approximately 8,400 megawatts of generation capacity; the West, with approximately 6,100 megawatts of generation capacity; and the Northeast, with approximately 3,800 megawatts of generation capacity.

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Dynegy Announces Second Quarter 2008 Financial Results

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The following factors influenced the quarter’s results as compared to the second quarter 2007:

•

Midwest – While market prices were higher, the Midwest segment experienced lower earnings as a result of a widening of basis between liquid market and power delivery point prices, as well as lower volumes primarily due to decreased demand resulting from milder weather and transmission constraints.

•

West – The West segment experienced lower overall volumes due to compressed realized spark spreads during certain periods in the quarter. This was largely offset by a favorable tolling contract related to the Griffith facility in Arizona that went into effect during the second quarter 2008.

•	Northeast – Reduced volumes in the Northeast segment were attributed to compressed realized spark spreads during certain periods in the quarter.

Please read the accompanying schedules to this news release for additional information.

Other

Other primarily consists of results from the company’s former Customer Risk Management business and general and administrative expenses, partially offset by interest income. In Other, the company reported a $28 million Adjusted loss before interest, taxes and depreciation and amortization during the second quarter 2008, compared to an Adjusted loss of $40 million during the second quarter 2007. The decreased loss in the second quarter 2008 was primarily related to an $8 million state sales and franchise tax benefit and lower general and administrative costs. The higher general and administrative costs in the second quarter 2007 included accelerated stock compensation expenses related to the LS Power combination.

Consolidated Interest Expense and Taxes

The company’s interest expense totaled $108 million for the second quarter 2008, compared to $84 million for the second quarter 2007. The lower interest expense in the second quarter 2007 reflected $27 million of mark-to-market income related to interest rate swap agreements and a $12 million gain related to the termination of interest rate hedges upon completing the LS Power combination. After giving effect to those items, the interest expense in 2008 was lower primarily due to lower interest rates.

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Dynegy Announces Second Quarter 2008 Financial Results

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The second quarter 2008 income tax benefit from continuing operations was $186 million, compared to an income tax expense from continuing operations of $30 million for the second quarter 2007.

Liquidity

As of June 30, 2008, Dynegy’s liquidity was approximately $890 million. This consisted of $271 million in cash on hand and approximately $619 million in unused availability under the company’s credit facility.

On June 17, Dynegy Holdings Inc. entered into a new $300 million, unsecured bilateral contingent letter of credit facility. Capacity under the new facility will be available if 2009 natural gas prices exceed certain thresholds. Currently, no letters of credit have been issued under the facility.

Cash Flow

Adjusted Cash Flow from Operations totaled an inflow of $53 million for the six months ended June 30, 2008. This consisted of a cash inflow of $328 million from the power generation business, which was net of increased cash collateral postings. The cash inflow from the power generation business was offset by outflows of $275 million in Other resulting primarily from interest payments and general and administrative expenses. The GAAP measure of Cash Flow from Operations for the six months ended June 30, 2008, was $32 million, which gives effect to legal and regulatory payments of $21 million.

For the six months ended June 30, 2008, Dynegy’s Adjusted Free Cash Flow (Adjusted Cash Flow from Operations less outflow from maintenance and environmental capital expenditures) was an outflow of $104 million. Capital expenditures included maintenance and environmental capital expenditures of $63 million and $94 million, respectively, the latter of which reflects the company’s continued investment in environmental upgrades.

For the six months ended June 30, 2007, Dynegy’s Adjusted Free Cash Flow was an inflow of $41 million. This consisted of Adjusted Cash Flow from Operations of $139 million, offset by maintenance and environmental capital expenditures of $60 million and $38 million, respectively.

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Dynegy Announces Second Quarter 2008 Financial Results

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2008 Guidance Estimates

Guidance estimates have been reduced from the previous guidance presented on February 27, 2008, largely to reflect the power price basis differentials, leading to lower earnings from the Midwest segment. Additionally, maintenance and environment capital expenditures were reduced primarily due to projects that were no longer required, or were delayed to future years. The new estimates are:

•	$955 million of Adjusted EBITDA
•	$510 million of Adjusted Cash Flow from Operations
•	$140 million of Adjusted Free Cash Flow

Today’s 2008 estimates reflect quoted forward commodity price curves as of July 08, 2008. These estimates also reflect assumptions regarding, among other things, sales volumes, fuel costs and other operational activities.

Investor Conference Call/Web Cast

Dynegy will discuss its first quarter 2008 financial results during an investor conference call and web cast today, August 7, 2008, at 9 a.m. ET/8 a.m. CT. Participants may access the web cast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The power generation portfolio consists of more than 18,000 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. DYNC

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning: Market trends; basis differentials and the causes of them; the timing of any projects and their impacts on Dynegy’s earnings; and Dynegy’s estimated financial results for 2008. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings estimates and Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. While Dynegy would expect to update these estimates on a quarterly basis, it does not intend to update these estimates during any quarter because definitive information regarding its quarterly financial results is not available until after the books for the quarter have been closed. Accordingly, Dynegy expects to provide updates only after it has closed the books and reported the results for a particular quarter, or otherwise as may be required by applicable law.

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Dynegy Announces Second Quarter 2008 Financial Results

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Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Specifically, Dynegy cautions that: market fundamentals and trends may not be to Dynegy’s benefit or as Dynegy anticipates and may result in further mark-to-market losses, narrowing spark spreads and further challenges related to basis differentials; the market fundamentals and regulatory construct may change such that Dynegy’s business prospects and financial results are further negatively impacted; the slowing economy or an increase in available power may result in supply being higher than demand; Dynegy’s asset base may not perform at the level anticipated; changes in commodity prices for fuel and power may negatively impact Dynegy; our commercial strategy may worsen the mark-to-market impacts and result in a less efficient deployment of our resources; and uncertainties exist regarding environmental regulations, litigation and other legal, legislative or regulatory developments and their potential impacts on Dynegy’s businesses. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2007, its amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and its Current Reports, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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DYNEGY INC.
REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,

	2008	2007	2008	2007

Revenues	$323	$828	$868	$1,333
Cost of sales	(456)	(369)	(907)	(609)
Operating and maintenance expense, exclusive of depreciation and amortization shown separately below	(125)	(141)	(237)	(220)
Depreciation and amortization expense	(93)	(88)	(186)	(140)
Gain on sale of assets	26	—	26	—
General and administrative expenses	(39)	(48)	(78)	(101)

Operating income (loss)	(364)	182	(514)	263

Losses from unconsolidated investments	(3)	(2)	(12)	(2)
Interest expense	(108)	(84)	(217)	(151)
Other income and expense, net	17	1	37	9

Income (loss) from continuing operations before income taxes	(458)	97	(706)	119

Income tax benefit (expense)	186	(30)	282	(36)

Income (loss) from continuing operations	(272)	67	(424)	83

Income from discontinued operations, net of tax	—	9	—	7

Net income (loss)	$(272)	$76	$(424)	$90

Basic earnings (loss) per share:
Income (loss) from continuing operations (1)	$(0.32)	$0.08	$(0.51)	$0.13
Income from discontinued operations	—	0.01	—	0.01

Basic earnings (loss) per share	$(0.32)	$0.09	$(0.51)	$0.14

Diluted earnings (loss) per share:
Income (loss) from continuing operations (1)	$(0.32)	$0.08	$(0.51)	$0.12
Income from discontinued operations	—	0.01	—	0.01

Diluted earnings (loss) per share	$(0.32)	$0.09	$(0.51)	$0.13

Basic shares outstanding	837	828	837	663
Diluted shares outstanding	839	830	839	665

(1)

See “Reported Unaudited Basic and Diluted Earnings (Loss) Per Share From Continuing Operations” for a reconciliation of basic earnings (loss) per share from continuing operations to diluted earnings (loss) per share from continuing operations.

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DYNEGY INC.
REPORTED UNAUDITED BASIC AND DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,

	2008	2007	2008	2007

Income (loss) from continuing operations for basic and diluted earnings (loss) per share	$(272)	$67	$(424)	$83

Basic weighted-average shares	837	828	837	663

Effect of dilutive securities:
Stock options and restricted stock	2	2	2	2

Diluted weighted-average shares	839	830	839	665

Earnings (loss) per share from continuing operations:
Basic	$(0.32)	$0.08	$(0.51)	$0.13

Diluted (1)	$(0.32)	$0.08	$(0.51)	$0.12

(1)

When an entity has a net loss from continuing operations, SFAS No. 128, “Earnings per Share,” prohibits the inclusion of potential common shares in the computation of diluted per-share amounts. Accordingly, we have utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three and six months ended June 30, 2008.

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DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED JUNE 30, 2008
(UNAUDITED) (IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Net loss					$(272)
Add Back:
Income tax benefit					(186)
Interest expense					108
Depreciation and amortization expense					93

EBITDA (1)	$(116)	$—	$(128)	$(13)	$(257)
Plus / (Less):
Gain on sale of NYMEX shares (2)	—	—	—	(15)	(15)
Gain on sale of Sandy Creek ownership interest (3)	—	(13)	—	—	(13)
Gain on sale of Oyster Creek ownership interest (4)	—	(11)	—	—	(11)
Mark-to-market losses, net	286	55	140	—	481

Adjusted EBITDA (1)	$170	$31	$12	$(28)	$185

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Consolidated EBITDA can be reconciled to Net income (loss) using the following calculation: Net income (loss) plus Income tax (benefit) expense, Interest expense and Depreciation and amortization expense. Management and some members of the investment community utilize EBITDA and Adjusted EBITDA to measure financial performance on an ongoing basis. However, EBITDA and Adjusted EBITDA should not be used in lieu of GAAP measures such as net income and cash flow from operations. A reconciliation of EBITDA to Operating loss by reportable segment is presented below.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating loss	$(170)	$(32)	$(142)	$(20)	$(364)
Earnings (losses) from unconsolidated investments	—	3	—	(6)	(3)
Other items, net	2	4	—	11	17
Add: Depreciation and amortization expense	52	25	14	2	93

EBITDA from continuing operations	(116)	—	(128)	(13)	(257)
EBITDA from discontinued operations	—	—	—	—	—

EBITDA	$(116)	$—	$(128)	$(13)	$(257)

(2)

We recognized a pre-tax gain of approximately $15 million ($9 million after-tax) on the sale of our NYMEX shares and two membership seats. This gain is included in Gain on sale of assets on our Reported Unaudited Condensed Consolidated Statement of Operations.

(3)

We recognized equity earnings of approximately $13 million ($8 million after-tax) on the sale of an approximate 11% undivided interest in the Sandy Creek Project. This gain is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statement of Operations.

(4)

We recognized a pre-tax gain of approximately $11 million ($7 million after-tax) on the sale of our beneficial interest in Oyster Creek. This gain is included in Gain on sale of assets on our Reported Unaudited Condensed Consolidated Statement of Operations.

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DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED JUNE 30, 2007
(UNAUDITED) (IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Net Income					$76
Add Back:
Income tax expense					35
Interest expense (3)					84
Depreciation and amortization expense					89

EBITDA (1)	$201	$15	$66	$2	$284
Plus / (Less):
Settlement of Kendall toll (2)	—	—	—	(31)	(31)
Minority interest in change in fair value of interest rate swaps (3)	9	—	—	—	9
Illinois rate relief (4)	25	—	—	—	25
EBITDA from discontinued operations	—	(4)	—	(11)	(15)
Mark-to-market losses (gains), net	(54)	31	(34)	—	(57)

Adjusted EBITDA (1)	$181	$42	$32	$(40)	$215

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please see Reported Segmented Results of Operations for the three months ended June 30, 2008 for a definition. A reconciliation of EBITDA to Operating income (loss) by reportable segment is presented below.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER (3)	Total

Operating income (loss)	$160	$(12)	$54	$(20)	$182
Losses from unconsolidated investments	—	—	—	(2)	(2)
Other items, net	(9)	—	—	10	1
Add: Depreciation and amortization expense	50	23	12	3	88

EBITDA from continuing operations	201	11	66	(9)	269
EBITDA from discontinued operations (5)	—	4	—	11	15

EBITDA	$201	$15	$66	$2	$284

(2)

We recognized a pre-tax gain of approximately $31 million ($20 million after-tax) related to the Kendall toll settlement. This gain is included in Revenues on our Reported Unaudited Condensed Consolidated Statements of Operations.

(3)

We recognized a pre-tax gain of approximately $30 million ($19 million after-tax) primarily related to the change in fair value of Plum Point and LS Power IR swaps. This gain consists of $27 million mark-to-market income related to interest rate swap agreements associated with the Plum Point Term Facility, as well as $12 million income related to the termination of interest rate hedges included in Interest expense on our Reported Unaudited Condensed Consolidated Statements of Operations. These gains are partially offset by $9 million minority interest expense included in Other income and expense, net on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)

We recognized a pre-tax charge of approximately $25 million ($16 million after-tax) related to the Illinois rate relief settlement. This charge is included in Cost of sales on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)	A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$15
Depreciation and amortization expense from discontinued operations	(1)
Income tax expense from discontinued operations	(5)

Income from discontinued operations, net of tax	$9

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DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2008
(UNAUDITED) (IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Net loss					$(424)
Add Back:
Income tax benefit					(283)
Interest expense					217
Depreciation and amortization expense					186

EBITDA (1)	$(122)	$(28)	$(130)	$(24)	$(304)
Plus / (Less):
Release of state franchise tax and sales tax liabilities (2)	—	—	—	(16)	(16)
Gain on sale of NYMEX shares (3)	—	—	—	(15)	(15)
Gain on sale of Sandy Creek ownership interest (4)	—	(13)	—	—	(13)
Gain on sale of Oyster Creek ownership interest (5)	—	(11)	—	—	(11)
EBITDA from discontinued operations	—	1	—	—	1
Mark-to-market losses, net	479	102	184	—	765

Adjusted EBITDA (1)	$357	$51	$54	$(55)	$407

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please see Reported Segmented Results of Operations for the three months ended June 30, 2008 for a definition. A reconciliation of EBITDA to Operating loss by reportable segment is presented below.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating loss	$(229)	$(78)	$(163)	$(44)	$(514)
Losses from unconsolidated investments	—	(2)	—	(10)	(12)
Other items, net	2	4	6	25	37
Add: Depreciation and amortization expense	105	49	27	5	186

EBITDA from continuing operations	(122)	(27)	(130)	(24)	(303)
EBITDA from discontinued operations (6)	—	(1)	—	—	(1)

EBITDA	$(122)	$(28)	$(130)	$(24)	$(304)

(2)

We recognized income related to a release of approximately $16 million ($10 million after-tax) in state franchise tax and sales tax liabilities. This income is included in Operating and maintenance expense on our Reported Unaudited Condensed Consolidated Statement of Operations.

(3)

We recognized a pre-tax gain of approximately $15 million ($9 million after-tax) on the sale of our NYMEX shares and two membership seats. This gain is included in Gain on sale of assets on our Reported Unaudited Condensed Consolidated Statement of Operations.

(4)

We recognized equity earnings of approximately $13 million ($8 million after-tax) on the sale of an approximate 11% undivided interest in the Sandy Creek Project. This gain is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statement of Operations.

(5)

We recognized a pre-tax gain of approximately $11 million ($7 million after-tax) on the sale of our beneficial interest in Oyster Creek. This gain is included in Gain on sale of assets on our Reported Unaudited Condensed Consolidated Statement of Operations.

(6)	A reconciliation of EBITDA from discontinued operations to Loss from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$(1)
Income tax benefit from discontinued operations	1

Income from discontinued operations, net of tax	$—

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DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2007
(UNAUDITED) (IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Net Income					$90
Add Back:
Income tax expense					40
Interest expense (3)					151
Depreciation and amortization expense					145

EBITDA (1)	$343	$15	$114	$(46)	$426
Plus / (Less):
Settlement of Kendall toll (2)	—	—	—	(31)	(31)
Minority interest in change in fair value of interest rate swaps (3)	9	—	—	—	9
Legal and settlement charges (4)	—	—	—	21	21
Illinois rate relief (5)	25	—	—	—	25
EBITDA from discontinued operations	—	(5)	—	(11)	(16)
Mark-to-market losses (gains), net	(35)	33	(32)	—	(34)

Adjusted EBITDA (1)	$342	$43	$82	$(67)	$400

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please see Reported Segmented Results of Operations for the three months ended June 30, 2008 for a definition. A reconciliation of EBITDA to Operating income (loss) by reportable segment is presented below.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating income (loss)	$260	$(14)	$96	$(79)	$263
Losses from unconsolidated investments	—	—	—	(2)	(2)
Other items, net	(9)	—	—	18	9
Add: Depreciation and amortization expense	92	24	18	6	140

EBITDA from continuing operations	343	10	114	(57)	410
EBITDA from discontinued operations (6)	—	5	—	11	16

EBITDA	$343	$15	$114	$(46)	$426

(2)

We recognized a pre-tax gain of approximately $31 million ($20 million after-tax) related to the Kendall toll settlement. This gain is included in Revenues on our Reported Unaudited Condensed Consolidated Statements of Operations.

(3)

We recognized a pre-tax gain of approximately $30 million ($19 million after-tax) primarily related to the change in fair value of Plum Point and LS Power IR swaps. This gain consists of $27 million mark-to-market income related to interest rate swap agreements associated with the Plum Point Term Facility, as well as $12 million income related to the termination of interest rate hedges included in Interest expense on our Reported Unaudited Condensed Consolidated Statements of Operations. These gains are partially offset by $9 million minority interest expense included in Other income and expense, net on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)

We recognized pre-tax charges of approximately $21 million ($13 million after-tax) related to legal and settlement charges. These charges are included in General and administrative expenses on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)

We recognized a pre-tax charge of approximately $25 million ($16 million after-tax) related to the Illinois rate relief settlement. This charge is included in Cost of sales on our Reported Unaudited Condensed Consolidated Statements of Operations.

(6)	A reconciliation of EBITDA from discontinued operations to Loss from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$16
Depreciation and amortization expense from discontinued operations	(5)
Income tax expense from discontinued operations	(4)

Income from discontinued operations, net of tax	$7

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DYNEGY INC.
SUMMARY CASH FLOW INFORMATION
(UNAUDITED) (IN MILLIONS)

	Six Months Ended June 30, 2008

	GEN	OTHER	Total

Adjusted EBITDA (1)	$462	$(55)	$407
Interest payments	—	(207)	(207)
Cash taxes	—	(12)	(12)
Collateral (2)	(186)	—	(186)
Working capital / non-cash adjustments / other changes	52	(1)	51

Adjusted Cash Flow from Operations (3)	328	(275)	53
Maintenance capital expenditures	(56)	(7)	(63)
Environmental capital expenditures	(94)	—	(94)

Adjusted Free Cash Flow (4)	$178	$(282)	$(104)

	Six Months Ended June 30, 2007

	GEN	OTHER	Total

Adjusted EBITDA (1)	$467	$(67)	$400
Interest payments	—	(148)	(148)
Cash taxes	—	(7)	(7)
Collateral (2)	(44)	4	(40)
Working capital / non-cash adjustments / other changes	(10)	(56)	(66)

Adjusted Cash Flow from Operations (3)	413	(274)	139
Maintenance capital expenditures	(52)	(8)	(60)
Environmental capital expenditures	(38)	—	(38)

Adjusted Free Cash Flow (4)	$323	$(282)	$41

(1)	Adjusted EBITDA is a non-GAAP financial measure. See Reported Segmented Results of Operations for a reconciliation.

(2)	Collateral includes the effect of cash inflows and outflows arising from the daily settlements of our exchange-traded or brokered commodity futures positions held with our futures clearing manager.

(3)

Adjusted Cash Flow from Operations is a non-GAAP financial measure. Adjusted Cash Flow from Operations can be reconciled to Cash Flow from Operations by adding legal and regulatory receipts (payments) as summarized in the reconciliation below. We use Adjusted Cash Flow from Operations to measure the cash generating ability of our operating asset-based energy business. Adjusted Cash Flow from Operations should not be used in lieu of GAAP measures with respect to cash flows and should not be interpreted as available for discretionary expenditures, as mandatory expenditures such as debt obligations are not deducted from the measure.

	Six Months Ended June 30, 2008

	GEN	OTHER	Total

Adjusted Cash Flow from Operations	$328	$(275)	$53
Legal and regulatory payments	(4)	(17)	(21)

Cash Flow from Operations	$324	$(292)	$32

	Six Months Ended June 30, 2007

	GEN	OTHER	Total

Adjusted Cash Flow from Operations	$413	$(274)	$139
Legal and regulatory receipts	—	18	18

Cash Flow from Operations	$413	$(256)	$157

(4)

Adjusted Free Cash Flow is a non-GAAP financial measure. Adjusted Free Cash Flow can be reconciled to Adjusted Cash Flow from Operations using the following calculation: Adjusted Cash Flow from Operations minus maintenance capital expenditures minus environmental capital expenditures equals Adjusted Free Cash Flow. We use Adjusted Free Cash Flow to measure the cash generating ability of our operating asset-based energy business relative to our capital expenditure obligations. Adjusted Free Cash Flow should not be used in lieu of GAAP measures with respect to cash flows and should not be interpreted as available for discretionary expenditures, as mandatory expenditures such as debt obligations are not deducted from the measure.

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DYNEGY INC.
OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,

	2008	2007	2008	2007

GEN - MW
Million Megawatt Hours Generated	5.5	6.0	11.4	11.6
In Market Availability for Coal Fired Facilities (1)	91%	95%	86%	92%
Average Capacity Factor for Combined Cycle Facilities (2)	11%	15%	11%	—
Average Actual On-Peak Market Power Prices ($/MWh) (3):
Cinergy (Cin Hub)	$77	$67	$72	$61
Commonwealth Edison (NI Hub)	$75	$62	$71	$58
PJM West	$99	$74	$89	$70
Average On-Peak Market Spark Spreads ($/MWh) (4):
PJM West	$14	$17	$11	$11

GEN - WE
Million Megawatt Hours Generated (5) (6)	2.3	2.7	4.7	2.7
Average Capacity Factor for Combined Cycle Facilities (2)	38%	48%	38%	—
Average Actual On-Peak Market Power Prices ($/MWh) (3):
North Path 15 (NP 15)	$97	$69	$89	$65
Palo Verde	$92	$65	$81	$60
Average On-Peak Market Spark Spreads ($/MWh) (4):
North Path 15 (NP 15)	$18	$16	$18	$12
Palo Verde	$15	$13	$12	$9

GEN - NE
Million Megawatt Hours Generated	1.6	1.8	3.6	3.8
In Market Availability for Coal Fired Facilities (1)	88%	90%	91%	90%
Average Capacity Factor for Combined Cycle Facilities (2)	22%	19%	23%	—
Average Actual On-Peak Market Power Prices ($/MWh) (3):
New York - Zone G	$123	$86	$110	$85
New York - Zone A	$75	$60	$71	$62
Mass Hub	$114	$77	$102	$79
Average On-Peak Market Spark Spreads ($/MWh) (4):
New York - Zone A	$(9)	$3	$(3)	$7
Mass Hub	$29	$20	$24	$20
Fuel Oil	$(41)	$(10)	$(38)	$—

Average Natural Gas Price - Henry Hub ($/MMBtu) (7)	$11.32	$7.54	$9.95	$7.35

(1)	Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched.

(2)	Reflects actual production as a percentage of available capacity.

(3)	Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices realized by the Company.

(4)

Reflects the simple average of the spark spread available to a 7.0 MMBtu / MWh heat rate generator selling power at day-ahead prices and buying delivered natural gas or fuel oil at a daily cash market price and does not reflect spark spreads available to the Company.

(5)	Includes our ownership percentage in the MWh generated by our GEN-WE investment in the Black Mountain Power Generation Facility for the three and six months ended June 30, 2008 and 2007, respectively.

(6)

Excludes approximately 0.8 million MWh and 1.5 million MWh generated for our CoGen Lyondell Power Generation Facility, which we sold in August 2007, for the three and six months ended June 30, 2007, respectively and less than 0.1 million MWh generated by our Calcasieu Power Generation Facility, which we sold on March 31, 2008, for the three months ended June 30, 2007 and for the six months ended June 30, 2008 and 2007, respectively.

(7)	Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by the Company.

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DYNEGY INC.
2008 EARNINGS ESTIMATES (1)
(IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	Total GEN	OTHER	Total

Net Loss						$(30)
Add Back:
Income tax benefit						(20)
Interest expense						430
Depreciation and amortization expense						380

EBITDA (2)	$655	$144	$70	$869	$(109)	$760
Plus / (Less):
Release of state franchise tax and sales tax liabilities	—	—	—	—	(16)	(16)
Gain on sale of NYMEX shares	—	—	—	—	(15)	(15)
Gain on sale of Sandy Creek ownership interest	—	(13)	—	(13)	—	(13)
Gain on sale of Oyster Creek ownership interest	—	(11)	—	(11)	—	(11)
Gain on sale of Rolling Hills	(50)	—	—	(50)	—	(50)
Mark-to-market	140	60	100	300	—	300

Adjusted EBITDA (2)	$745	$180	$170	$1,095	$(140)	$955

2008 CASH FLOW ESTIMATES (1)
(IN MILLIONS)

	GEN	OTHER	Total

Adjusted EBITDA (2)	$1,095	$(140)	$955
Cash Interest Payments	—	(430)	(430)
Cash Tax Payments	—	(15)	(15)
Collateral	(15)	—	(15)
Working Capital / Other Changes	(25)	40	15

Adjusted Cash Flow from Operations (3)	1,055	(545)	510
Maintenance Capital Expenditures	(155)	(15)	(170)
Environmental Capital Expenditures	(200)	—	(200)

Adjusted Free Cash Flow (4)	$700	$(560)	$140

(1)

2008 estimates are based on quoted forward commodity price curves as of 7/8/08. Actual results may vary materially from these estimates based on changes in commodity prices, among other things, including operational activities, legal settlements, financing or investing activities and other uncertain or unplanned items. Reduced 2008 and forward EBITDA or free cash flow could result from potential divestitures of (a) non-core assets where the earnings potential is limited, or (b) assets where the value that can be captured through a divestiture is believed to outweigh the benefits of continuing to own or operate such assets. Divestitures could also result in impairment charges.

(2)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please see Reported Segmented Results of Operations for the three months ended June 30, 2008 for a definition. A reconciliation of EBITDA to Operating income (loss) by reportable segment is presented below.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	Total GEN	OTHER	Total

Operating income (loss)	$440	$44	$15	$499	$(159)	$340
Losses from unconsolidated investments	—	—	—	—	(25)	(25)
Other items, net	—	—	—	—	65	65
Add: Depreciation and amortization expense	215	100	55	370	10	380

EBITDA	$655	$144	$70	$869	$(109)	$760

(3)	Adjusted Cash Flow from Operations is a non-GAAP financial measure. Please see Summary Cash Flow Information for a definition.

	GEN	OTHER	Total

Adjusted Cash Flow from Operations	$1,055	$(545)	$510
Legal and regulatory payments	(10)	(15)	(25)

Cash Flow from Operations	$1,045	$(560)	$485

(4)	Adjusted Free Cash Flow is a non-GAAP financial measure. Please see Summary Cash Flow Information for a definition.

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